Exhibit 10.14

FINANCIAL ADVISORY AGREEMENT

Date: June 23, 2026

This Financial Advisory Agreement (this “Agreement”) is entered into by and between ADVASA Holdings, Inc., a Delaware corporation (the “Company”), and WestPark Capital, Inc. (the “Advisor”). The Advisor shall provide financial advisory services and lawful market awareness assistance in connection with the direct listing of the Company’s common stock on The Nasdaq Stock Market (the “Transaction” or “Direct Listing”), subject to the terms and conditions of this Agreement.

This Agreement completely amends, integrates, supersedes, and replaces all prior proposals, drafts, engagement letters, side letters, fee letters, understandings, and arrangements between the parties regarding the same subject matter. No fees, late fees, collection costs, rights of first refusal, exclusivity, broad tail protections, broad indemnities, or other payment obligations or restrictions shall survive unless expressly restated in this Agreement.

Section 1. Purpose and Priority of Regulatory Compliance

The parties confirm that the Company’s objectives are the lawful and smooth completion of the Direct Listing, lawful investor education and market awareness support, securing strategic flexibility post-listing, and accelerating the Company’s lawful business growth.

Nothing in this Agreement shall obligate the Company to take any action that the Company’s Board of Directors, securities legal counsel, Nasdaq, FINRA, the SEC, or any other regulatory authority determines, suggests, or reasonably believes could adversely affect the SEC effectiveness, Nasdaq approval, FINRA review, listing eligibility, commencement of trading, securities law compliance, market integrity, investor protection, or public company obligations. The Advisor’s engagement is non-exclusive and shall not limit, impair, or conflict with the roles of any other investment banks, advisors, IR firms, PR firms, market makers, broker-dealers, law firms, auditors, consultants, strategic partners, investors, or funding sources engaged by the Company.

Section 2. Scope of Services and Deliverables

The Advisor shall perform only lawful financial advisory, coordination, investor education, market awareness, and non-deal communication services approved by the Company. The Advisor shall not perform legal, accounting, tax, valuation, auditing, transfer agent, market making, underwriting, placement agent, broker, research, or securities solicitation services unless otherwise agreed in a separate written contract approved by the Company and the Company’s securities legal counsel.

Subject to compliance approvals, the Advisor shall use commercially reasonable efforts to provide the following deliverables:

●	Assist in coordination with the Company’s securities legal counsel regarding the Direct Listing process and Company-approved Nasdaq-related materials.

●	Submit a written list of IR/PR candidates, market awareness resources, and relevant capital markets contacts within 20 days after the date of this Agreement.

●	Assist in the preparation of Company-approved management presentation materials and non-deal investor education materials, subject to the prior written approval of the Company and its securities legal counsel.

●	Provide only lawful post-listing market awareness assistance consisting of Company-approved non-deal investor education, lawful introductions, feedback summaries, and IR/PR coordination during the first 30 trading days after the commencement of trading.

●	Submit a written activity report summarizing completed deliverables and introductions, which shall not include any trading recommendations, price targets, volume goals, order information, or representations of market support.

For the avoidance of doubt, this Agreement does not engage the Advisor to secure round lot shareholders, form trading volume, maintain stock prices, solicit buy orders, induce orders, engage in matched trades, stabilize the market, or act as a market maker. No compensation shall be paid for any actions that could be construed as consideration for round lot shareholders or trading activity.

Section 3. Prohibited Conduct and Communication Approvals

The Advisor shall not perform, approve, direct, or coordinate any activities that constitute offering, selling, soliciting, recommending, providing investment advice, inducing orders, recommending purchases, setting price targets, recommending buys or sells, instructing market makers, stabilizing prices, maintaining prices under the guise of post-listing support, generating trading volume, creating wash sales, matched orders, pre-arranged trades, SNS campaigns, paid promotions, undisclosed compensation agreements, or any other conduct that could be evaluated as market manipulation, improper distribution practices, unregistered securities offerings, or a violation of Regulation M, FINRA rules, Nasdaq rules, the Securities Act, the Exchange Act, or other similar laws and regulations.

All public announcements, investor materials, press releases, decks, scripts, talking points, emails, SNS posts, introductions, and third-party communications regarding the Company, Company securities, valuation, listing, prospects, customers, partners, or financial information must receive the prior written approval of the Company and the Company’s securities legal counsel. The Advisor shall not speak on behalf of the Company unless explicit approval has been granted for specific communications.

Section 4. Compensation

Subject to the Advisor’s full compliance with this Agreement and the completion of the Direct Listing on Nasdaq, the Company shall pay the Advisor only the following compensation:

●	An equity fee equal to 0.25% of the Company’s issued and outstanding common stock as of the commencement date of trading on Nasdaq. The calculation base is strictly limited to the issued and outstanding share base, and fully diluted, full conversion, post-conversion, reserved shares, options, warrants, convertible securities, earn-outs, equity incentive plans, treasury stock, future share issuances, or other similar metrics are explicitly excluded.

●	A cash fee of USD 100,000 at the closing of the Direct Listing, if the Direct Listing is completed.

●	An additional cash fee of USD 100,000 one month after the closing of the Direct Listing, provided that the Advisor has fully complied with this Agreement, delivered the Company-approved deliverables in Exhibit A, and has not caused or contributed to any regulatory, listing, trading, solicitation, or market integrity concerns.

No compensation shall be due or payable unless the Direct Listing is completed, except as otherwise explicitly agreed in a subsequent written instrument signed by the Company. The Company shall have no obligation to pay for expenses, interest, late fees, collection costs, Advisor overhead, Advisor legal fees, or any other amounts not specified in this Section 4.

This Agreement does not offer compensation for securing round lot shareholders, creating liquidity, forming trading volume, maintaining stock prices, attracting buy orders, or other similar actions.

Section 5. Equity Fee, Vesting, Clawback, Lock-up, and Registration

The equity fee shall vest 50% on the commencement date of trading on Nasdaq and the remaining 50% six months after the commencement date of trading, provided that the Advisor continues to comply with this Agreement and completes the deliverables in Exhibit A. The Company may withhold the issuance of unvested shares until compliance verification is completed; such compliance verification will be completed within 5 calendar days of submission.

If the Advisor violates this Agreement, makes unauthorized statements, violates applicable laws or regulations, does not maintain good standing and licensed with Finra and/or the SEC, provides inaccurate information to the Company, acts outside the approved scope, or causes or materially contributes to listing delays, regulatory concerns, trading halts, or delisting within 2 months after the commencement date of trading, the Company may cancel unvested shares and, to the maximum extent permitted by law, demand the forfeiture or clawback of vested shares.

The Advisor shares shall be subject to a lock-up period of 9 months from the commencement date of trading on Nasdaq. During the lock-up period, the Advisor shall not, directly or indirectly, sell, offer, assign, transfer, encumber, pledge, lend, short, hedge, swap, or enter into derivative transactions, options grants, monetization transactions, or any other action that reduces economic exposure to the shares earned in the equity fee.

The Company is under no obligation to effect a resale registration for the Advisor shares by any specific deadline. The timing, form, content, and filing of any resale registration statement, prospectus supplement, or related disclosures shall be determined by the Company in consultation with its securities legal counsel, and may be delayed, suspended, withdrawn, limited, or amended if deemed desirable for SEC, Nasdaq, FINRA, securities law, disclosure, accounting, market integrity, investor protection, or business reasons.

The Advisor shall submit all information, representations, lock-up confirmations, FINRA-related information, beneficial owner details, questionnaires, and certificates reasonably requested by the Company or the Company’s legal counsel. The Company may only reasonably withhold, delay, or condition share issuance, transfer instructions, legal opinions, resale registration, or legend removal until such information is received and verified.

Section 6. No Right of First Refusal, No Exclusivity, Limited Non-Circumvention, and Exemptions

The Advisor shall not have any right of first refusal, right of first offer, exclusivity, matching rights, mandatory status as lead manager, mandatory status as placement agent, mandatory status as underwriter, or other preferential rights with respect to any financings, private placements, registered offerings, PIPE transactions, M&A transactions, IR services, PR services, market maker relationships, research relationships, strategic alliances, banking transactions, or capital markets transactions of the Company or its affiliates.

The Company may, in its sole discretion, engage Goldman Sachs, Morgan Stanley, J.P. Morgan, Bank of America, Citi, UBS, Nomura, Mizuho, SBI, or any other investment banks, broker-dealers, financial advisors, market makers, PR/IR firms, strategic partners, or investors.

Any non-circumvention or tail protection, if applicable, shall be strictly limited to specific parties introduced for the first time to the Company by the Advisor during the term of the contract, listed in a written document submitted to the Company within 20 days after the date of this Agreement. It shall not apply to the Company’s existing contacts, past discussion partners, inbound contacts, public companies, public investors, investment banks, law firms, accounting firms, Nasdaq, regulatory authorities, market makers, PR/IR firms, strategic partners, or any entities to which the Company’s officers or directors have relocated.

Notwithstanding any provision of this Agreement, no non-circumvention, tail fee, consent right, restriction, or priority right shall apply to Japanese investors, Japanese financial institutions, Japanese market activities, WebX 2026 or related sponsorships, Bitcoin treasury transactions, convertible notes, PIPE transactions, private placements, ATM offerings, bank loans, strategic investments, or any transactions not specifically introduced by the Advisor.

Section 7. Right of Suspension, Restructuring, and Termination

The Company may immediately suspend, modify, delay, restructure, or terminate the Advisor’s services, resale registration, communication plans, or other actions if the Company, its Board of Directors, securities legal counsel, Nasdaq, FINRA, the SEC, or any other authority determines, suggests, or reasonably believes it is desirable for regulatory, listing, disclosure, securities law, accounting, tax, market integrity, investor protection, or business reasons.

The Company and Advisor may terminate this engagement with or without cause upon written notice. The Company may also terminate immediately for the Advisor’s breach, unauthorized statements, failure to cooperate, inaccurate representations, conflicts of interest, violations of law, breach of this Agreement, loss of good standing and license with Finra and/or the SEC, conduct that could cause harm to the Company, conduct that could delay listing, conduct that could impede SEC effectiveness or Nasdaq approval, or conduct that could pose market integrity risks.

In the event of termination for cause, any unpaid cash fees, unvested equity fees, tail protections, non-circumvention rights, or other rights of the Advisor shall automatically terminate in accordance with applicable law.

Section 8. Indemnification and Contribution

If any indemnification obligation of the Company exists, its scope shall be strictly limited to third-party claims finally determined to arise directly from material misstatements or omissions in written information explicitly provided by the Company to the Advisor for use in approved communications, or from the Company’s fraud, willful misconduct, or material breach of this Agreement.

The Company shall have no obligation to indemnify, defend, reimburse, or contribute to any claims, losses, damages, liabilities, settlements, costs, or expenses arising out of or related to the Advisor’s negligence, gross negligence, willful misconduct, fraud, breach of fiduciary duty, breach of this Agreement, unauthorized statements, unauthorized use of Company information, unapproved communications, securities law violations, FINRA rule violations, Nasdaq rule violations, Regulation M violations, broker-dealer rule violations, anti-fraud rule violations, AML rule violations, sanctions law violations, privacy law violations, or any acts or omissions of the Advisor’s affiliates, representatives, finders, consultants, contractors, vendors, or invitees.

The Advisor shall indemnify, defend, and hold harmless the Company, its affiliates, and their respective directors, officers, employees, shareholders, legal counsel, auditors, and representatives from and against any and all claims, losses, damages, liabilities, settlements, costs, and expenses arising out of or related to the Advisor’s breach, negligence, gross negligence, willful misconduct, fraud, unauthorized statements, unapproved communications, regulatory violations, conflicts of interest, or conduct outside the approved scope. In no event shall the total liability of the Advisor for indemnification or contribution exceed the total compensation actually received by the Advisor under this Agreement.

Section 9. Confidentiality and Public Announcement Restrictions

The Advisor shall keep all Company information and the terms of this Agreement strictly confidential; provided, however, that the Advisor may disclose the same to its legal counsel under an obligation of confidentiality to the extent necessary for this engagement. The Advisor shall not disclose the existence or terms of this engagement to investors, counterparties, media, SNS figures, or any other third party without the prior written approval of the Company, unless required by law or Finra and SEC rules.

The Advisor shall not use the Company’s name, logo, the Transaction, listing status, valuation, strategy, Bitcoin treasury strategy, or the relationship between the Company and the Advisor in any advertisements, marketing materials, tombstones, websites, pitch decks, SNS posts, press releases, case studies, or public announcements without the prior written approval of the Company. However; the Advisor may list on its website and marketing tools a standard tombstone showing it as the financial advisor for the Company’s listing.

The Company may disclose this Agreement to the Company’s legal counsel, auditors, Board of Directors, Nasdaq, FINRA, the SEC, transfer agents, insurance companies, accountants, underwriters, advisors, potential funders, or any other party if the Company determines it is desirable for listing, regulatory, accounting, audit, governance, financing, legal, or business reasons.

Section 10. Compliance Representations and Records

The Advisor represents and warrants that it and all persons acting on its behalf possess all necessary licenses, registrations, supervision, and authority to perform the services, , maintain good standing and licenses with all necessary regulatory authorities, and are not the subject of any material FINRA, SEC, Nasdaq, criminal, sanctions, or disciplinary proceedings that would interfere with the services or the Direct Listing. No person receiving compensation in connection with this Agreement shall act as an unregistered broker, finder, promoter, market manipulator, paid endorser, solicitor, or other person prohibited by applicable law. The Advisor shall comply in all material respects with all applicable AML, sanctions, anti-bribery, privacy, broker-dealer, FINRA, Nasdaq, securities, and anti-fraud laws and regulations.

The Advisor shall maintain accurate records of all communications and services performed for the Company and shall promptly submit them upon the Company’s request; except for attorney client communication, communication which includes investor/account holder information and other communications which such sharing would violate and government and SRO rules. The Advisor shall immediately notify the Company of any regulatory inquiries, investor complaints, media inquiries, SNS issues, trading anomalies, conflicts of interest, loss of registration, statutory disqualification, or other matters regarding the Company or Company securities.

Section 11. SEC Disclosure and Cooperation

The Company may disclose this Agreement in its Form S-1, S-1/A, registration statements, prospectuses, Nasdaq-related materials, FINRA-related materials, Exchange Act reports, or other filings, or file this Agreement as an exhibit thereto, if the Company or its legal counsel deems it necessary or desirable.

The Advisor shall accurately and promptly provide all information regarding compensation, beneficial ownership, regulatory status, affiliates, conflicts of interest, FINRA matters, or other details reasonably requested by the Company, the Company’s legal counsel, Nasdaq, FINRA, the SEC, transfer agents, auditors, or other advisors.

Section 12. Set-Off and Reservation of Rights

The Company may, to the maximum extent permitted by law, set off any amounts payable under this Agreement against any amounts owed to the Company by the Advisor or the Advisor’s affiliates, finders, introducers, representatives, or related parties.

No provision of this Agreement shall waive, release, limit, or impair any claims, rights, causes of action, defenses, set-offs, deductions, or remedies that the Company currently has.

Section 13. Governing Law and Dispute Resolution

This Agreement shall be governed by the laws of the State of New York, without regard to its conflict of laws principles. Except to the extent that non-waivable mandatory FINRA arbitration requirements apply, each party submits to the exclusive jurisdiction of the state and federal courts located in New York County, New York.

EXHIBIT A - Approved Deliverables and Conditions

●	Within 20 days after the Agreement date: Submit a written list of IR/PR candidates, market awareness resources, and relevant capital markets contacts.

●	Prior to the Trading Commencement Date: Assist in the preparation of Company-approved management presentation materials and non-deal investor education materials, subject to approval by securities legal counsel.

●	During the first 30 trading days after the Trading Commencement Date: Use commercially reasonable efforts to provide lawful and Company-approved non-deal investor education support, lawful introductions, feedback summaries, and IR/PR coordination.

●	Within 35 days after the Trading Commencement Date: Submit a written activity report summarizing completed deliverables, introductions, and feedback. The report shall not include price targets, order information, buy/sell recommendations, volume goals, or representations of market support.

The second cash fee is strictly conditioned upon the Advisor’s compliance with this Agreement and completion of the approved deliverables above. Such fee is not, and shall not be construed as, consideration for trading volume, price performance, bid-ask spreads, market making, price maintenance, order flow, or the formation of round lot shareholders.

Acceptance

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ADVASA Holdings, Inc.		WestPark Capital, Inc.

By:	/s/ Grady Ryther	By:	/s/ Richard Rappaport
Name:	Grady Ryther	Name:	Richard Rappaport
Title:	CEO	Title:	CEO
Date:	June 23, 2026	Date:	June 23, 2026